INDEPENDENT CONTRACTOR SERVICES AGREEMENT

This Independent Contractor Services Agreement ("Agreement"), entered into on July 9, 2018 ("Effective Date"), is entered into by and between Blue Ridge Enterprises LLC ("Consultant"), with a business address of 5256 South Mission Rd. Suite 104, Bonsall, Cal 92003 and, Electromedical Technologies, Inc. (the "Company"), a business entity organized and operating under the laws of Delaware, with a business address of 16561 N 92ND Street, Suite 101, Scottsdale, AZ 85260. Both the Company and the Consultant are individually referred to as a "Party" and jointly referred to as the "Parties."

RECITALS

A. Consultant's business generally includes:

(1) Providing consulting services to companies, including reviewing company business plans; marketing and market development, distribution network expansion, mergers and acquisitions, analyzing corporate structure; advising companies on best practices; and facilitating communications and controls within and without corporate and business cultures to achieve operational goals and financing opportunities;

(2) Consulting with respect to software systems that records and tracks compensation and sales commissions;

(3) Advising clients on regulatory and accounting matters and reporting standards to the OTC Markets;

(4) Advising clients on expanding markets and the acquisition and management of new distributors and distribution channels; and,

(5) Product development and strategic expansion of product lines into new markets.

B. Company desires to engage Consultant to provide consulting services; and,

C. Consultant desires to enter into an agreement with Company on the terms and conditions hereof.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

The Parties incorporate by reference the Recitals above into this Agreement and waive any rule of contract construction or interpretation that would limit or disallow any court of competent jurisdiction or arbitrator from referring to the Recitals in construing or enforcing this Agreement.

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1. **Term of the Agreement**. Company retains Consultant to provide "Services" (defined below) to Company commencing on the Effective Date and continuing for a term of three years ("Term"). The Term may be extended for additional one year periods based upon a separate written agreement, supported by new consideration, signed by the Parties after the Term expires.

2. **Duties of Consultant**. Consultant agrees that it shall provide the following services ("Services") during the initial Term, of this Agreement:

(a) Analyze Company's industry, and its operations, business, products, and prospects; advise and consult with the Company concerning the Company's business, and specifically the Company's current and developing markets, expansion of distribution networks, regulatory compliance, finance, business sales and commission tracking software, product development, strategic expansion of business operations and combinations focused on advancing the Company's business.

3. **Allocation of Time and Energies**. Consultant hereby promises to perform and discharge faithfully the targeted responsibilities agreed to, or which may be assigned to Consultant from time to time by the officers and duly authorized representatives of the Company. Although no specific hours-per-day requirement is required of Consultant pursuant to this Agreement, Consultant and the Company agree that Consultant will perform the duties set forth herein above in a diligent and professional manner.

4. **Remuneration**. As consideration for the Services, Company shall compensate Consultant as follows:

(a) Equity Consideration. As consideration for Consultant's services, the Company agrees to issue to Consultant a KISS note ("Note") set forward in Exhibit A hereto, the terms and conditions of which are fully incorporated herein by reference as though set out.

(b) The Company understands and agrees that Consultant has foregone significant opportunities to accept this engagement and that the Company derives substantial and material benefit from the execution of this Agreement and the ability to engage the Consultant. The Parties agree that all common stock issued pursuant to the Note shall be deemed earned as the Effective Date.

(c) If the Company decides to terminate this Agreement before the end of the Term for any reason whatsoever, it is agreed and understood that Consultant will not be requested or demanded by the Company to cancel or rescind the Note.

(d) Consultant represents, regarding its acquisition of the Note:

(1) Consultant represents that it is acquiring the Note solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Note or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, hedging, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

(2) Consultant acknowledges that an investment in the Note involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Note for an indefinite period of time and to suffer a complete loss of its investment.

(3) Consultant acknowledges that it has been furnished with such financial and other information concerning the Company, the directors and officers of the Company, and the business and proposed business of the Company as Consultant considers necessary in connection with its investment in the Note. As a result, Consultant is thoroughly familiar with the proposed business, operations, properties and financial condition of the Company and has discussed with officers of the Company any questions Consultant may have had with respect thereto. Consultant understands:

(i) The risks involved in this investment, including the speculative nature of the investment;

(ii) The financial hazards involved in this investment, including the risk of losing Consultant's entire investment;

(iii) The lack of liquidity of the Note; and

(iv) The tax consequences of this investment.

(4) The Consultant has consulted with Consultant's own legal, accounting, tax, investment and other advisers with respect to the tax treatment of an investment by the Consultant in the Note and the merits and risks of an investment in the Note. Consultant and Company understand and acknowledge that the issuance of the Note by the Company to Consultant is conducted through an exempt transaction pursuant to Section 506(b) of Reg. D under the Securities Act of 1933, as amended (the "Securities Act"), and that Consultant is a "sophisticated investor" and an "accredited investor" as those terms are defined in Section 506(b) and 501(a) of the Securities Act. The Consultant has provided Company with information and representations relative to its qualifications noted above, and the Company is satisfied based upon its independent evaluation of those representations that the Consultant meets the financial and sophistication standards under the law in order to participate in this investment.

(5) Consultant further acknowledges that the securities that the Note converts into are Restricted Securities under Rule 144 of the Securities Act, and when the Company issues any certificates to Consultant reflecting its ownership interest in the common stock, those

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certificates will contain a restrictive legend substantially similar to the following (or a notation to the same effect in the effect that such securities are not certificated):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Without in any way limiting the representations set forth above, Consultant further agrees not to make any disposition of all or any portion of the securities the Note is convertible into unless and until:

(i) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(ii) Consultant shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws. Company expressly agrees to accept the legal opinion of Mailander Law Office, Inc., 945 4th Avenue, No. 311, San Diego, CA in this regard.

Notwithstanding the provisions of subparagraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by Consultant to a Member of Consultant ("Transferee"), or any subsequent transfers of a Transferee by gift, will or intestate succession to any spouse or lineal descendants or ancestors.

5. **Assignability of Services**. Neither the Company nor the consultant shall assign any rights, or delegate or subcontract any obligations, under this Agreement without the other party's prior written consent. Any assignment in violation of the foregoing shall be deemed null and void.

6. **Expenses**. Consultant agrees to pay for all its expenses (phone, mailing, labor, etc.), other than extraordinary items (travel required by/or specifically requested by the Company, luncheons or dinners to large groups of professionals, mass communication to a sizable percentage of the Company's constituents, conference calls, etc.) approved by the Company prior to its incurring an obligation for reimbursement.

7. **Confidential Information.**

In order to assist Consultant in the performance of the Services, Company may supply Consultant, from time to time, with confidential information concerning Company. Consultant shall hold such information confidential and not disclose to others, either directly

or indirectly, any and all such confidential information, propriety information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customers, customer lists, markets, software, developments, inventions, processes, formulas, technology, designs, financial data and other business information, which may be learned from Company before and during the Term (collectively, "Confidential Information"), unless the same have been furnished directly to Consultant by Company and Consultant is advised in writing by Company that such information is not Confidential Information. Consultant acknowledges that the terms and conditions of this Agreement are deemed confidential by Company and agrees not to disclose any information regarding it to any third party, without Company's prior written consent. All documents containing Confidential Information shall be returned to Company and no copies shall be retained by Consultant upon the termination of this Agreement or expiration of the Term.

Notwithstanding the foregoing, such duty of confidentiality shall not extend to information: (i) which is or comes into the public domain; (ii) is rightfully obtained from third parties not under a duty of confidentiality; or (iii) which is independently developed without reference to Company's Confidential Information. The duties of confidentiality imposed by this Agreement shall survive any termination of this Agreement or expiration of the Term for a period of two (2) years. All data and information developed by Consultant (including notes, summaries, and reports) while performing the Services shall be kept strictly confidential and shall not be revealed to third parties without Company's prior written consent. All such data and information shall be owned by Company and shall be delivered to Company by Consultant at the request of Company.

8. **Legal Representation**. Company and Consultant each acknowledge that it has consulted with independent legal counsel throughout the negotiation and preparation of this Agreement.

9. **Status as Independent Contractor**. Consultant is providing the Services as independent contractor, and not as an employee, officer or other agent of Company. Neither Party shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the remuneration provided in this Agreement is a gross amount and that Company will not withhold from such remuneration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant, and Company shall have no responsibility or duties regarding such matters. Neither Company nor Consultant possesses the authority to bind each other in any agreements without the express written consent of the Party to be bound.

10. **Waiver**. The waiver by either Party of a breach of any provision of this Agreement by the other Party shall not operate or be construed as a waiver of any other part of this Agreement or subsequent breach by such other Party.

11. **Notices**. All notices, requests and demands ("Notice") to or upon a Party, to be effective, shall be in writing and shall be sent: (i) certified or registered mail, return receipt requested; (ii) by personal delivery against receipt; (iii) by overnight courier; or (iv) by email

and, unless otherwise expressly provided herein, and shall be deemed to have been validly served, given, delivered and received: (x) on the date indicated on the receipt, when delivered by personal delivery against receipt or by certified or registered mail; (y) one business day after deposit with an overnight courier; or (z) in the case of email notice, when sent. Notices shall be addressed as follows:

To Company:

Electromedical Technologies, Inc.
16561 N 92ND Street, Suite 101
Scottsdale, AZ 85260
Email: ceo@electromedtech.com
Attention: Mr. Matthew Wolfson

To Consultant:

Blue Ridge Enterprises, LLC
5256 South Mission Rd. Suite 104
Bonsall, Cal 92003
Email: don@donaldsteinberg.com
Attention: Mr. Donald Steinberg

Either Party may change the address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this section 13.

12. **Dispute Resolution.** If a dispute arises relating to this Agreement or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing or any other claims under any local, state or federal law, rule or regulation now in existence or hereinafter enacted, and as amended from time to time ("Dispute"), the Parties shall attempt in good faith to settle the Dispute through mediation conducted by Judicial Arbitration and Mediation Services ("JAMS") in San Diego, CA by a mediator to be mutually selected by the Parties. The Parties shall share the costs of the mediator equally. Each Party shall cooperate fully and fairly with the mediator and shall attempt to reach a mutually satisfactory compromise of the Dispute. If the Dispute is not resolved within 30 days after it is referred to the mediator, it shall be resolved through final and binding arbitration, as specified in Section 12(a).

(a) Binding arbitration shall be conducted by Judicial Arbitration and Mediation Services ("JAMS") sitting in San Diego, CA, for resolution by a single arbitrator selected by both Parties. The arbitration shall be conducted in accordance with the JAMS Arbitration Procedures. The award of such arbitrator shall be final and binding on the Parties and may be enforced by any court of competent jurisdiction. In the event of arbitration to resolve a Dispute, the prevailing Party shall be entitled to recover its reasonable attorney's fees and other out-of-pocket costs incurred in connection therewith from any non-prevailing Party involved therein.

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13. **Choice of Law**. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California without regard to its conflict of laws provisions.

14. **Counterparts**. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

15. **Severability**. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the Parties.

16. **Corporate Authority**. The Company has undertaken and complied with all necessary and required corporate formalities (whether contained in their respective Articles of Incorporation, the laws of their Country or State of incorporation or their By-Laws) in entering into this Agreement.

17. **Complete Agreement**. This Agreement contains the entire agreement of the Parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but instead only by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

The Parties have signed this Agreement as of the Effective Date.

ELECTROMEDICAL TECHNOLOGIES, INC.

By: ______________________
Printed Name: Matthew N. Wolfson
Title: President/Chief Executive Officer

BLUE RIDGE ENTERPRISES, LLC

By: ______________________
Printed Name: Donald Steinberg
Title: Manager